Exhibit 10.7
ADDENDUM TO INDEPENDENT CONTRACTOR CONSULTANCY AGREEMENT
Ross Stores, Inc. (the “Company”) and Norman Ferber (the “Consultant”) (collectively, the “Parties”) hereby enter into this Addendum to the Independent Contractor Consultancy Agreement entered into by the Parties effective January 6, 2010 and most recently amended as of July 30, 2019 (the “Consultancy Agreement”), and agree for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

1. This Addendum is effective as of April 1, 2020 (the “Effective Date”).
2. Notwithstanding Section 2.1 of the Consultancy Agreement to the contrary, for the period beginning on the Effective Date and continuing until the date on which the Company determines, in its sole discretion, that at least fifty percent (50%) of the Company’s stores closed as of the Effective Date due to the COVID-19 health pandemic have fully reopened, Consultant’s gross monthly consulting fee payments shall be decreased by thirty three percent (33%).
3. This Addendum may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Addendum delivered by facsimile, e-mail, electronic signature, or other means of electronic transmission (including scan or .PDF) shall be deemed to have the same legal effect as delivery of an original signed copy of this Addendum.
4. Except as otherwise amended by this Addendum, all provisions of the Consultancy Agreement shall remain unmodified and in full force and effect. The Consultancy Agreement, as modified by this Addendum, represents the entire agreement between the Parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof. This Addendum shall form a part of the Consultancy Agreement for all purposes.
IN WITNESS WHEREOF, the Parties have knowingly and voluntarily executed this Addendum as of the dates set forth below:

ROSS STORES, INC.		CONSULTANT

/s/George P. Orban		/s/Norman A. Ferber
George P. Orban, Chair of the Compensation Committee		Norman A. Ferber

Dated:	3/31/2020	Dated:	3/31/2020